Exhibit 99.3

MCKESSON CORPORATION

Offer to Exchange All Shares of Common Stock of

PF2 SPINCO, INC.

which are owned by McKesson Corporation and

which, after the exchange, will be converted into Shares of Common Stock of

CHANGE HEALTHCARE INC.

for

Shares of Common Stock of McKesson Corporation

Pursuant to the Prospectus dated February 10, 2020

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MARCH 9, 2020, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE EXCHANGE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE EXCHANGE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF MCKESSON COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER OR AFTER APRIL 6, 2020 (I.E., AFTER THE EXPIRATION OF 40 BUSINESS DAYS FROM THE COMMENCEMENT OF THE EXCHANGE OFFER), IF MCKESSON DOES NOT ACCEPT YOUR SHARES OF MCKESSON COMMON STOCK PURSUANT TO THE EXCHANGE OFFER BY 11:59 P.M., NEW YORK CITY TIME ON SUCH DATE.

February 10, 2020

To Brokers, Dealers, Commercial Banks, Trust Companies, Custodians and Similar Institutions:

In connection with the transactions described in the prospectus dated February 10, 2020 (the “Prospectus”), McKesson Corporation (“McKesson”) is offering, upon the terms and subject to the conditions set forth in the enclosed Prospectus, together with any amendments or supplements thereto, to exchange (the “Exchange Offer”) up to 175,995,192 shares of common stock, par value $0.001 per share (“SpinCo Common Stock”), of PF2 SpinCo, Inc., a Delaware corporation (“SpinCo”), owned by McKesson for outstanding shares of common stock, $0.01 par value (“McKesson Common Stock”), of McKesson that are validly tendered prior to the Expiration Date and not properly withdrawn. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

We are asking you to furnish copies of the enclosed materials to your clients for whom you hold shares of McKesson Common Stock, whether such shares are registered in your name or in the name of your nominee. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. No stock transfer taxes will generally be payable as a result of the transaction.

As described in the Prospectus, McKesson is not conducting the Exchange Offer in any jurisdiction where the offer, sale or exchange is not permitted. The Exchange Offer presented does not extend to any jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the Exchange Offer are unlawful, or to any person to whom it is unlawful to direct these types of activities.

No broker, dealer, commercial bank, trust company, custodian, other similar institution or fiduciary shall be deemed to be the agent of McKesson or its financial advisors, SpinCo, the exchange agent or the information agent for purposes of the Exchange Offer.

Participants in the McKesson Corporation 401(k) Retirement Savings Plan (the “McKesson 401(k) Plan”) should follow the special directions that are being sent to them by the plan administrator. Such participants may not use the Letter of Transmittal to tender shares of McKesson Common Stock held in the McKesson stock fund of the McKesson 401(k) Plan. Such participants may instruct the plan trustee to tender all, some or none of the shares of McKesson Common Stock allocable to their respective McKesson 401(k) Plan accounts, subject to certain limitations set forth in any directions provided by the plan administrator. As set forth in greater detail in these special directions, in order to allow sufficient time for the tender of shares by the trustee of the McKesson 401(k) Plan, plan participants must provide the tabulator for the trustee of the McKesson 401(k) Plan with the requisite instructions by 4:00 p.m., New York City time, on March 3, 2020. If the exchange offer is extended, and if administratively feasible, the deadline for receipt of these participant instructions may also be extended.

MCKESSON’S OBLIGATION TO EXCHANGE SHARES OF SPINCO COMMON STOCK FOR SHARES OF MCKESSON COMMON STOCK IS SUBJECT TO CERTAIN CONDITIONS, AS DESCRIBED IN THE PROSPECTUS, WHICH YOU SHOULD READ CAREFULLY AND IN ITS ENTIRETY.

For your information and for forwarding to your clients for whom you hold shares of McKesson Common Stock, registered in your name or in the name of your nominee, we are enclosing the following documents:

1. the Prospectus;

2. a Letter of Transmittal for your use in accepting the Exchange Offer and tendering shares of McKesson Common Stock, including instructions therefor;

3. the Internal Revenue Service Form W-9 for U.S. Taxpayers (enclosed with the Letter of Transmittal);

4. a form of Notice of Guaranteed Delivery, to be used to accept the Exchange Offer if McKesson Common Stock and other required documents cannot be delivered to the exchange agent by 11:59 p.m., New York City time, on the Expiration Date;

5. a form of Letter to Clients, which may be sent to your clients for whose accounts you hold shares of McKesson Common Stock registered in your name or in the name of your nominee, with space for obtaining such clients’ instructions with regard to the tender of shares of McKesson Common Stock in the Exchange Offer;

6. a form of Notice of Withdrawal for use in withdrawing shares of McKesson Common Stock previously tendered in the Exchange Offer; and

7. a return envelope addressed to the exchange agent, for your use only.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MARCH 9, 2020, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. IN ADDITION, SHARES OF MCKESSON COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AFTER APRIL 6, 2020 (I.E., AFTER THE EXPIRATION OF 40 BUSINESS DAYS FROM THE COMMENCEMENT OF THE EXCHANGE OFFER), IF MCKESSON DOES NOT ACCEPT SUCH SHARES OF MCKESSON COMMON STOCK PURSUANT TO THE EXCHANGE OFFER BY SUCH DATE.

Shares of McKesson Common Stock tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Once McKesson accepts shares of McKesson Common Stock tendered pursuant to this Exchange Offer, the tender is irrevocable.

McKesson will not pay any fees or commission to any broker, dealer or other person (other than to the information agent or the exchange agent for soliciting tenders of McKesson Common Stock pursuant to the terms of the Exchange Offer). McKesson will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies, custodians and similar institutions for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

The exchange of shares of McKesson Common Stock tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the exchange agent of (1) a Letter of Transmittal for shares of McKesson Common Stock, properly completed and duly executed (including any signature guarantees that may be required), or, in the case of shares delivered by book-entry transfer through The Depository Trust Company, an agent’s message; and (2) any other required documents.

Additional copies of the enclosed materials may be obtained by contacting the information agent, D.F King & Co., Inc., at 48 Wall Street New York NY 10005 or by calling (866) 304-5477 (toll-free for all stockholders in the United States) or (212) 269-5550 (outside the United States). You may also contact the information agent for assistance with any questions you may have about the Exchange Offer.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF MCKESSON, SPINCO, THE EXCHANGE AGENT, THE INFORMATION AGENT OR ANY SUBSIDIARY OR AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE DOCUMENTS ENCLOSED HEREWITH AND STATEMENTS EXPRESSLY MADE THEREIN.